Exhibit 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of the 13th day of February, 2009, is between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”) and BRIAN L. ROBERTS (“Employee”).

BACKGROUND

WHEREAS, the parties entered into an Employment Agreement dated as of January 1, 2005 (the “Agreement”) that sets forth the terms and conditions of Employee’s employment with the Company, and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Subparagraph 2(ii) of the Agreement is hereby deleted and replaced in its entirely by the following:  “(ii) June 30, 2010.”

2.           The following sentence is hereby added at the end of subparagraph 3(a) of the Agreement:  “Notwithstanding the foregoing, the parties agree that Employee shall receive no increase in Base Salary during 2009 nor in 2010 prior to March 1.”

3.           Subparagraphs 13(a)(i) and (b)(ii)(I) are hereby deleted.

4.           Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date first-above written.

COMCAST CORPORATION

By:	/s/ Arthur R. Block

EMPLOYEE:

/s/ Brian L. Roberts
Brian L. Roberts